Exhibit (d)(10)

AMENDMENT NO. 9

to the

COMBINED INVESTMENT ADVISORY AGREEMENT

Amendment, as of May 16, 2006, to the Combined Investment Advisory Agreement dated June 13, 2003 (the “Agreement”) among Munder Series Trust (“MST”), on behalf of each of its series, and Munder Series Trust II (“MST II”) (f/k/a The Munder Framlington Funds Trust), on behalf of each of its series, and Munder Capital Management (“Advisor”), a Delaware partnership.

WHEREAS, the parties each desire to amend the Agreement to reduce the investment advisory fee payable with respect to the Liquidity Money Market Fund;

WHEREAS, World Asset Management, a division of the Advisor, is the investment adviser to the Munder Index 500 Fund, the Munder S&P MidCap Index Equity Fund, and the Munder S&P SmallCap Index Equity Fund (collectively, the “Index Funds”);

WHEREAS, the Agreement is substantially similar in all material respects to the Investment Advisory Agreement dated April 30, 2003 between MST, on behalf of the Index Funds, and World Asset Management, including the investment advisory fees payable by the Index Funds;

WHEREAS, the parties each desire to amend the Agreement to add references to the Index Funds; and

WHEREAS, the Advisor, MST, and MST II wish to update Schedule A and Schedule B2 to the Agreement to reflect the change in the investment advisory fee for the Liquidity Money Market Fund and to add references to the Index Funds, as reflected below.

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Advisor, MST, and MST II agree to amend the Agreement as follows:

1. Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A dated as of May 16, 2006.

2. Schedule B2 to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B2 dated as of May 16, 2006.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.

MUNDER SERIES TRUST
MUNDER SERIES TRUST II		MUNDER CAPITAL MANAGEMENT

By:	/s/ Stephen J. Shenkenberg	By:	/s/ Peter K. Hoglund
	Stephen J. Shenkenberg		Peter K. Hoglund
	Vice President and Secretary		Chief Administrative Officer

SCHEDULE A

May 16, 2006

Munder Series Trust

Institutional Money Market Fund

Liquidity Money Market Fund

Munder Asset Allocation Fund – Balanced

Munder Bond Fund

Munder Cash Investment Fund

Munder Energy Fund

Munder Index 500 Fund

Munder Intermediate Bond Fund

Munder International Bond Fund

Munder International Equity Fund

Munder Internet Fund

Munder Large-Cap Core Growth Fund

Munder Large-Cap Value Fund

Munder Micro-Cap Equity Fund

Munder Mid-Cap Core Growth Fund

Munder Real Estate Equity Investment Fund

Munder S&P MidCap Index Equity Fund

Munder S&P SmallCap Index Equity Fund

Munder Small-Cap Value Fund

Munder Small-Mid Cap Fund

Munder Tax-Free Money Market Fund

Munder Tax-Free Short & Intermediate Bond Fund

Munder Technology Fund

Munder Series Trust II

Munder Healthcare Fund

SCHEDULE B2

As of May 16, 2006

Annual Fees (as a Percentage of Average Daily Net Assets)
Institutional Money Market Fund	0.20%
Liquidity Money Market Fund	0.20%
Munder Asset Allocation Fund – Balanced	0.65%
Munder Bond Fund	0.50% of the first $1 billion of average daily net assets; and 0.45% of average daily net assets in excess of $1 billion
Munder Cash Investment Fund	0.35%
Munder Index 500 Fund	0.20% of the first $250 million; 0.12% of the next $250 million; 0.07% of net assets in excess of $500 million
Munder Intermediate Bond Fund	0.50% of the first $1 billion of average daily net assets; and 0.45% of average daily net assets in excess of $1 billion
Munder International Bond Fund	0.50%
Munder International Equity Fund	0.75%
Munder Large-Cap Core Growth Fund	0.75% of the first $1 billion of average daily net assets; 0.725% of average daily net assets from $1 billion to $2 billion; and 0.70% of average daily net assets in excess of $2 billion
Munder Large-Cap Value Fund	0.75% of the first $100 million of average daily net assets; and 0.70% of average daily net assets in excess of $100 million
Munder Mid-Cap Core Growth Fund	0.75%
Munder Real Estate Equity Investment Fund	0.74%
Munder S&P MidCap Index Equity Fund	0.15%
Munder S&P SmallCap Index Equity Fund	0.15%
Munder Small-Cap Value Fund	0.75%
Munder Small-Mid Cap Fund	0.75%
Munder Tax-Free Money Market Fund	0.35%
Munder Tax-Free Short & Intermediate Bond Fund	0.50% of the first $200 million of average daily net assets; and 0.40% of average daily net assets in excess of $200 million